Exhibit 3.122
BY-LAWS
MMG DEVELOPMENT CORP.
ARTICLE I
Offices
     The principal office of the Corporation shall be in the City of Miami, County of Dade, and State of Florida.
     The Corporation may also have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Stockholders
     Section 1. ANNUAL MEETING. The Annual Meeting of the Stockholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, the exact date and time to be established by the Board of Directors.
     Section 2. SPECIAL MEETINGS. Special Meetings of the Stockholders, for any purpose or purposes not otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President or by the Board of Directors, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors then in office, or at the request in writing of the Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any Special Meeting of the Stockholders shall be limited to the purposes stated in the notice thereof.
     Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by law or by the Certificate of Incorporation, as the place of meeting for any Annual Meeting or for any Special Meeting of the Stockholders. A Waiver of Notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, unless otherwise prescribed by law or by the Certificate of Incorporation, as the place for the holding of such meeting. If no designation is made, or if a Special Meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.
     Section 4. NOTICE OF MEETING. Except as provided in Florida Statutes

Chapter 607, The Florida Business Corporation Act, written or printed notice stating the place, day and hour of the Meeting, and, in the case of a Special Meeting, the purpose or purposes for which it is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the Meeting either personally or by first-class mail, by or at the direction of the President or the Secretary, or the officer or other persons calling the Meeting, to each Stockholder of record entitled to vote at such Meeting. Such notice shall be deemed to be delivered when deposited in the United States mail, correctly addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixed a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Section to each stockholder of record on the new record date entitled to vote at such meeting.
     Section 5. WAIVER OF CALL AND NOTICE OF MEETING. Whenever any notice is required to be given to any stockholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting or (b) lack of effective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.
     Section 6. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in these By-Laws, or as required by the Certificate of Incorporation or by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a Meeting of Stockholders; and except as otherwise provided by law or the Certificate of Incorporation, the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be the act of the Stockholders of the Corporation. In no event shall a quorum consist of less than one-third of the shares of each voting group entitled to vote. If less than a majority of the outstanding shares is represented at a Meeting, a majority of the shares so represented may adjourn the Meeting from time to time without further notice. At such adjourned Meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the

Meeting as originally notified. After a quorum has been established, the Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of Stockholders so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     Unless otherwise provided in the articles of incorporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
     Section 7. VOTING LISTS. After fixing a record date and prior to each meeting of the Stockholders, the Office or Agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order and by voting group, with the address and the number, class and series, if any, of shares held by each, which list shall be produced at the Meeting and shall be subject to the inspection of any Stockholder, his agent or attorney, during the whole time of the Meeting or any adjournment. The original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any Meeting of the Stockholders.
     Section 8. VOTING OF SHARES. Except as provided in the articles of incorporation or by Florida Statute Section 607.0721, each Stockholder entitled to vote shall be entitled at every Meeting of the Stockholder to one vote in person or by proxy for each share of voting stock held by him. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting Stockholders as hereinafter provided.
     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate stockholder or, in the absence of any applicable bylaw, by a person or persons designated by the Board of Directors of the corporate stockholder. In the absence of any such designation or, in case of conflicting designation by the corporate stockholder, the chairman of the Board, the president, any vice president, the secretary, and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote the shares.
     Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.
     Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors, may be voted by such person without the transfer into his or her name.
     If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one vote, in person or by proxy, the acts of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objects and for the purpose of ascertaining the presence of a quorum.
     Section 9. PROXIES. At all Meetings of Stockholders, any Stockholder, any other persons entitled to vote pursuant to Florida Statutes Section 607.0721, or as attorney-in-fact for such persons, may vote the Stockholder’s shares by proxy, by appointment form executed in writing by the Stockholder or by his duly authorized attorney-in-fact; but, no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Such proxies shall be effective when received by the Secretary of the Corporation. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the Meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated unless the instrument shall provide otherwise.
     An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of any appointment form, shall be deemed a sufficient appointment form.
     The death or incapacity of the Stockholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises authority under the appointment.
     An appointment of a proxy is revocable by the Stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     Section 10. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at a Stockholders meeting may be taken without a meeting, without prior notice, and without a vote, if one or more consents in writing, setting forth the date the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes with respect to each voting group entitled to vote thereon that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, delivered to the corporation at its principal office n Florida or at its principal place of business or to the Secretary of the corporation.
     No written consent shall be effective to take corporate action unless, within sixty (60) days of the date of the earliest dated consent, delivered in the manner required by this Section, written consents signed by the number of Stockholders required to take action are delivered to the corporation.
     Any written consent may be revoked before the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
     Within ten days after obtaining authorization by written consent, notice must be given to those stockholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the articles of incorporation or by law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.
     A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.
     Whenever action is taken as provided in this section, the written consent of the stockholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of stockholders.
     Section 11. INSPECTORS. At every meeting of the Stockholders, the voting shall be conducted by one or more inspectors appointed for that purpose by the Board of Directors; and, questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any Meeting, the inspectors shall take and sign an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the President shall appoint another inspector to act in his place. Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting, and whether a quorum is present. The inspectors shall receive votes and ballots and determine all challenges and questions as to the right to vote. The inspectors shall count and tabulate all votes and ballots and determine the result. Inspectors shall perform other duties as are proper to conduct elections of directors and votes or other matters with fairness to all stockholders. Inspectors shall make a certificate of the results of elections of directors and votes on other matters. No inspector shall be a candidate for election as a director of the corporation.
ARTICLE III
Board of Directors
     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done only by the Stockholders.
     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be not less than one (1) nor more than seven (7), the number of the same to be fixed by the Stockholders at any Annual or Special Meeting. Each Director shall hold office until the next Annual Meeting of Stockholders and until his successor shall have been duly elected and shall have qualified, unless he sooner dies, resigns or is removed by the Stockholders at any Annual or Special Meeting. The number of directors may at any time and from time to time be increased or decreased by action of either the Stockholders or the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director must be a natural person of at least 18 years of age, but need not be a citizen of the United States of America, a resident of the State of Florida, nor a stockholder of the corporation. At least one of them shall be a citizen of the United States.
     Section 3. ANNUAL MEETING. After each Annual Meeting of Stockholders, the Board of Directors shall hold its Annual Meeting at the same place as and immediately following such annual Meeting of Stockholders for the purpose of election of Officers, and the transaction of such other business as may come before the Meeting; and, if a majority of the Directors be present at such place and time, no prior notice of such Meeting shall be required to be given to the Directors. The place and time of such meeting may be varied by written consent of all of the Directors.
     Section 4. REGULAR MEETINGS. Regular Meetings of the Board of Directors, may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.
     Section 5. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the President or any two (2) Directors. The person or persons authorized to call Special Meetings of the Board of Directors may fix the place either within or without of the State of Florida for holding any Special Meetings of the Board of Directors called by him or them, as the case may be. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.
     Section 6. NOTICE. Written notice stating the place, day and hour of the meeting, and the purpose or purposes for which it is called, shall be delivered at least three (3) days prior thereto, either personally, or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered the second day after it is deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting, either before, at or after such Meeting. The attendance of a Director at a Meeting shall constitute a waiver of notice of such Meeting, except where a Director attends a Meeting for the express purpose of objecting to the transaction of any business because the Meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.
     Section 7. QUORUM. A majority of the number of Directors fixed by, or in the manner provided in, those bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. A smaller number of Directors may adjourn from time to time, without further notice, until a quorum is secured.
     Section 8. MANNER OF ACTION. The act of a majority of the Directors present at a Meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 9. REMOVAL. Any Director, or the entire Board of Directors, may be removed at any time, with or without cause, by action of the stockholders, unless the articles of incorporation provide that Directors may be removed only for cause. If a Director was elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that Director. The notice of the meeting at which a vote is taken to remove a Director must state that the purpose or one of the purposes of the meeting is the removal of the Director or Directors. Removal shall be without prejudice to the contract rights, if any, of the person removed. This By-Law shall not be subject to change by the Board of Directors.
     Section 10. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, unless otherwise provided by the Certificate of

Incorporation or by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an Annual Meeting or a Special Meeting of the Stockholders called for that purpose.
     Section 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a Meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting specific business at the meeting or unless his dissent shall be entered in the minutes of the Meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the Meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail, return receipt requested, to the Secretary of the Corporation immediately after the adjournment of the Meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
     Section 13. INFORMAL ACTION BY THE BOARD. Any action required or permitted to be taken by any provisions of law, or of the Certificate of Incorporation or of any committee thereto may be taken without a meeting if a consent in writing, stating the action so taken is signed by all members of the Board or of such committee, as the case may be, and filed in the minutes of the proceedings of the Board of such committee, as the case may be. Action so taken is effective when the last director signs the consent unless the consent specifies a different effective date.
     Section 14. MEETING BY TELEPHONE. Directors or the members of any committee thereof shall be deemed present at a Meeting of the Board of Directors or of any such committee, as the case may be, if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.
     Section 15. RESIGNATION. Any director may resign at any time by giving written notice to the corporation, the Board of Directors, or its chairman. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event, the Board may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.
ARTICLE IV
Officers
     Section 1. NUMBER. The Officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The

Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other Officers as the Board shall deem appropriate. Two or more offices may be held by the same person.
     Section 2. ELECTION AND TERM OF OFFICE. The Officers of the Corporation shall be elected annually by the Board of Directors at its Annual Meeting. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified, unless he sooner dies, resigns or is removed by the Board.
     Section 3. REMOVAL. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     Section 5. DUTIES OF OFFICERS. Subject to the following, the Officers of the Corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Certificate of Incorporation, by these By-Laws, or as may be assigned to them from time to time by the Board of Directors:
          (a) President. The president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, generally supervise and control all of the business and affairs of the corporation, and preside at all meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors on which he or she may serve. In addition, the president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, and as are incident to the offices of president and chief executive officer.
          (b) Vice Presidents. Each vice president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors.
          (c) Secretary. The secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the deal of the corporation; and keep a register of the post office address of each stockholder of the corporation. In addition, the secretary shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors and as are incident to the office of secretary.

          (d) Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever; and deposit all such money in the name of the corporation in such banks, trust companies or other depositories as shall be used by the corporation. In addition, the treasurer shall possess, and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors and as are incident to the office of treasurer.
          (e) Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.
     Section 6. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
     Section 7. DELEGATION OF DUTIES. In the absence of or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate such Officer’s powers or duties to any other Officer or to any Director for the time being:
          (a) the powers and duties of the President shall be held and performed by that Officer of the Corporation highest on the list of successors (adopted by the Board of Directors for such purpose) who shall be available and capable of holding and performing such powers and duties, whose surname commences with the earliest letter of the alphabet among all such Vice Presidents; or, if no Vice President is available and capable of holding and performing such powers and duties, then the Secretary, or if he is likewise unavailable, by the Treasurer;
          (b) the Officer so selected to hold and perform such powers and duties shall serve as Acting President until the President again becomes capable of holding and performing the powers and duties of President, or until the Board of Directors shall have elected a new President or designated another individual as Acting President;
          (c) such Officer (or the President, if he still serving) shall have the power, in addition to all other powers granted to the President by law, by the Certificate of Incorporation, by these By-Laws, and by the Board of Directors, to appoint acting officers to fill vacancies that may have occurred either permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the Officer for whom he is acting is capable of performing his duties, or until the Board of Directors shall have designated another individual to perform such duties or elected or appointed another person to fill such office;

          (d) each acting Officer so appointed shall be entitled to exercise all powers invested by law, by the Certificate of Incorporation, by these By-Laws, and by the Board of Directors in the office in which he is serving; and
          (e) anyone transacting business with this Corporation may rely upon a certification by any two Officers of the Corporation that a specified individual has succeeded to the powers and duties of the President and such other specified office. Any person, firm, corporation or other entity to which such certification has been delivered by such Officers may continue to rely upon it until notified of a change by means of a writing signed by two Officers of this Corporation.
     Section 8. RESIGNATION. Any officer of the corporation may resign from his or her respective office or position by delivering notice to the corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.
ARTICLE V
Executive and Other Committees
     Section 1. CREATION OF COMMITTEES. The Board of Directors by resolution adopted by a majority of the full Board may designate an Executive Committee and one or more committees, each to consist of two (2) or more of the Directors of the Corporation.
     Section 2. EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the Officers of the Corporation in the management of its business and shall have and may exercise, to the extent provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.
     Section 3. OTHER COMMITTEES. Such other committees shall have such functions and may exercise the powers of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.
     Section 4. REMOVAL OR DISSOLUTION. The Executive Committee or such other committees provided for hereby may be dissolved by the Board at any meeting; and, any member of such committee may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but, such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 5. VACANCIES ON COMMITTEES. Vacancies on the Executive Committee or on such other committee shall be filled by the Board of Directors at any regular or special meeting.

     Section 6. MEETINGS OF COMMITTEES. Regular meetings of the Executive Committee and such other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees, as the case may be, and special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these By-Laws (pertaining to notice for Directors’ meetings).
     Section 7. ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more Directors as alternate members of the Executive Committee or such other committees, who may replace at any meeting of the Executive Committee or such other committee, as the case may be, any member not present.
     Section 8. QUORUM OF COMMITTEES. At all meetings of the Executive Committee or such other committees, a majority of the Committee’s members then in office shall constitute a quorum for the transaction of business.
     Section 9. MINUTES OF COMMITTEES. The Executive Committee and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.
     Section 10. COMPENSATION. Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of Section II of Article 11 of these By-Laws pertaining to compensation of Directors.
     Section 11. INFORMAL ACTION. The Executive Committee and such other committees may take such informal action and hold such informal meetings as allowed by the provisions of Section 13 and 14 of Article III of these By-Laws.
ARTICLE VI
Indemnification of Directors and Officers
     To the full extent permitted by law, the Corporation shall indemnify any person, named a party, or threatened to be made a party, to an action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought (whether by or in the right of the Corporation or otherwise) to impose a liability or penalty on such person for an act alleged to have been committed (including alleged omissions or failures to act) by such person by reason of the fact that he is or was a Director or Officer of the Corporation, against judgments, fines, amounts paid in settlements and expenses, including attorney’s fees, actually and reasonably incurred by him as a result of such action, suit or proceeding, or any appeal therein, if such Director or Officer acted in good faith in the reasonable belief that such action was in the best interests of the Corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such action, suit or proceeding by judgments, settlement, conviction or upon a plea of nolo contendere shall not in itself create a presumption that any Director or Officer did not act in good faith in the reasonable belief that such action was in the best interests of the Corporation or that he had reasonable ground for belief that such action was unlawful. The foregoing rights of indemnification shall apply to the heirs, executors, and administrators of any such Director or Officer and shall not be exclusive of other rights to which any Director or Officer may be entitled as a matter of law or by contract or otherwise. The Board of Directors may, at any time, approve indemnification of any other person that the Corporation has the power by law to indemnify.
ARTICLE VII
Interested Parties
     Any Director individually, or any incorporated or unincorporated firm with which any Director may be associated, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been know to the Board of Directors. Any Director of this Corporation who or whose firm is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction, with like force and effect as if he or his firm were not so interested, but such Director may not participate in the voting on such matter. Notwithstanding anything herein to the contrary, no contract or other transaction between this Corporation and any other corporation, unincorporated firm or individual, and no other contract or transaction of his Corporation, shall in any way be affected or invalidated by the fact that one or more of the Directors and Officers of this Corporation are parties to such contract or transaction or are pecuniarily or otherwise interested in any other corporation or unincorporated firm.
ARTICLE VIII
Certificates of Stock
     Section 1. CERTIFICATES FOR SHARES. The Board of Directors shall determine whether shares of the corporation shall be uncertificated or certificated. If certificated shares are issued, every holder of stock in the Corporation shall be entitled to have a certificate, in such form as the Board may from time to time prescribe, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, exhibiting the holder’s name and certifying the number of shares owned by him in the Corporation. The certificates shall be numbered and entered in the books of the Corporation as they are issued. A certificate that has been signed by an officer or officers who later cease to be such officer shall be valid.
     Section 2. FACSIMILE SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar; the signature of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any Officer or Officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates shall cease to be such Officer or officers of the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such Officer of the Corporation.
     Section 3. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.
     Section 4. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only upon its books by the holder of the shares in person or by his lawfully constituted representative and only upon surrender of the certificate of stock for cancellation. Except as provided in Florida Statute Section 607.0721, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner hereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof.
     Section 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, and/or satisfy any other reasonable requirements imposed by the corporation.
ARTICLE IX
Record Date
     The Board of Directors are authorized from time to time, to fix in advance a date, not more than seventy (70) nor less than ten (10) days prior to the date of any meeting of Stockholders, or not more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of the stockholders for any purpose, as a record date for such meeting and any adjournment thereof, to determine the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment, or to exercise the rights in respect to any change, conversion or exchange of stock or to give such consent, as the case may be; and, in such case, such Stockholders and only such Stockholders as shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     A determination of stockholders of record entitled to notice of, or to vote at, a meeting of the stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
     If no prior action is required by the Board of Directors, the record date for determining stockholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 10. of Article II hereof.
ARTICLE X
Dividends
     The Board of Directors may from time to time declare, and the Corporation may pay, dividends to the stockholders on the record date on the outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation and to law.
ARTICLE XI
Fiscal Year
     The Fiscal Year of the Corporation shall be the period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes, unless the Board of Directors specifically establishes a different Fiscal Year.
ARTICLE XII
Seal
     The Corporate Seal shall have the name of the Corporation, the word “SEAL,” and the year of incorporation inscribed thereon, and may be a facsimile, engraved, printed or impressed seal. An impression of said Seal appears on the margin hereof.
ARTICLE XIII
Stock In Other Corporations
     Shares of Stock in any other Corporation held by this Corporation shall be voted by such Officer or Officers of the Corporation as the Board of Directors shall from time to time designate for that purpose or by a proxy thereunto duly authorized by said Board.

ARTICLE XIV
Amendments
     Subject to the limitations of Florida Statute Section 607.1020(1), these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors, provided that any By-Laws or amendment thereto, as adopted by the Board of Directors, may be altered, amended or repealed by vote of the Stockholders entitled to vote thereon, or a new By-Law in lieu thereof may be adopted by the Stockholders. No By-Law which has been altered, amended or adopted by such a vote of the Stockholders may be altered, amended or repealed by a vote of the Directors until two (2) years shall have expired since such vote of the Stockholders.